Exhibit 1.1

/es societes par actions
Certificate of Continuance Canada Business Corporations Act	Certificat de prorogation Loi canadienne sur les sociétés par actions

First Cobalt Corp.

Corporate name / Dénomination sociale

1095406-3

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the Canada Business Corporations Act (CBCA).	JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l’article 187 de la Loi canadienne sur les sociétés par actions (LCSA).

Virginie Ethier

Director / Directeur

2018-09-04

Date of Continuance (YYYY-MM-DD)

Date de prorogation (AAAA-MM-JJ)

Form 11 Articles of Continuance Canada Business Corporations Act (CBCA) (s. 187)	Formulaire 11 Clauses de prorogation Loi canadienne sur les sociétés par actions (LCSA) (art. 187)

1	Corporate name
Dénomination sociale
First Cobalt Corp.

2	The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social
ON

3	The classes and the maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d’actions que la société est autorisée à émettre an unlimited number of Common Shares without par value

4	Restrictions on share transfers
Restrictions sur le transfert des actions
None

5	Minimum and maximum number of directors
Nombre minimal et maximal d’administrateurs
Min. 3 Max. 10

6	Restrictions on the business the corporation may carry on
Limites imposées à l’activité commerciale de la société
None

7	(1) If change of name effected, previous name
S’il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure
First Cobalt Corp.
First Cobalt Corp.

(2) Details of incorporation
Détails de la constitution
Incorporated in British Columbia on July 13, 2011 under Incorporation No. BC0915382

8	Other Provisions
Autres dispositions
See attached schedule / Voir l’annexe ci-jointe

9	Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la LCSA.

Original signed by / Original signé par

Kevin Ma
Kevin Ma

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnemenl maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. II est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule

Other Provisions

1.	BORROWING POWERS

1.1Borrowing Powers

Without limiting the powers of the Corporation as set forth in the Act, the Corporation, if authorized by the Board, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the Board considers appropriate;
(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Corporation or any other person and at such discounts or premiums and on other such terms as the Board considers appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and
(4)

mortgage, hypothecate, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Corporation, including property that is movable or immovable, corporeal or incorporeal.

1.2	Additional Powers

The powers conferred under Section 1.1 above shall be deemed to include the powers conferred on a corporation by Division VII of the Act Respecting the Special Powers of Legal Persons being chapter P-16 of the Revised Statutes of Quebec.

2.	DELEGATION TO COMMITTEES

The Board may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

3.	APPOINTMENT OF ADDITIONAL DIRECTORS

Between annual general meetings of the Corporation, the Board may appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual general meeting.

4.	MEETINGS OUTSIDE OF CANADA

A meeting of shareholders of the Corporation (or a meeting of other security holders of the Corporation) may be held at any place outside of Canada that the Board may choose, including without limitation in Perth, Western Australia, Sydney, New South Wales, New York, New York or London, England.

Schedule I Annexe

Members of the board of directors I Membres du conseil d’administration

Resident Canadian
Résident Canadien

Paul Matysek	3275 Dickinson Crescent, West Vancouver	Yes / Oui
BC
V7V 2L3, Canada

John Pollesel	12804 200th St. NW, Edmonton AB	Yes / Oui
T5S 0E6, Canada

Jeffrey Swinoga	Suite 740, 130 King Street, Toronto ON	Yes / Oui
M5X 2A2, Canada

Trent Mell	71 Garfield Avenue, Toronto ON	Yes / Oui
M4T 1E8, Canada

Garett Macdonald	25250 Eagle Court, West Lorne ON	Yes / Oui
N0L 2P0, Canada